                                                                      Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33998) pertaining to the Westinghouse Air Brake Technologies Corporation Savings Plan for Hourly Employees of Westinghouse Air Brake Technologies Corporation of our report dated June 6, 2003, with respect to the financial statements and schedule of the Westinghouse Air Brake Technologies Corporation Savings Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                             /s/ Ernst & Young LLP

June 6, 2003